This loan agreement

is made on  15th May, 2005 between the following parties:

1.	MELT (California) Inc -	“ the Borrower“

And

2. ________________________________ the Lender “

Recitals

The Lender has agreed to provide the Borrower with a loan facility on the terms set out in this agreement.

The parties agree

in consideration of, among other things, the mutual promises contained in this agreement:

Definitions and interpretation

1.1	Definitions

In this agreement:

Loan means $50,000.00 US dollars to be advanced by the Lender to the Borrower within 10 days of signature of this Agreement;

Loan Period means the period of 12 months commencing on the date of this Agreement; or earlier subject to certain clauses within this agreement.

1.2	The Parties	means the Lender and the Borrower collectively

;

2	Loan facility
	2.1	Loan facility

Subject to this agreement, the Lender agrees to make available to the Borrower the Loan.

3	Purpose

The Loan is being made by the Lender to the Borrower for the purpose of the construction and fit-out of a new Borrower’s store in Los Cerritos, California.

3.1	Conditions precedent to the Loan

It is agreed between the Parties that it is the Borrower’s intention to sell the store referred to in 3 above after the borrower has operated the store for three months. The profit determination from such sale shall be calculated by taking the net proceeds from the sale less sales commission, and any other incidental expenses and charges incurred in the sale and by subtracting from the net proceeds US $200,000.00 which are the estimated costs to construct and equip the Los Cerritos store.

4	Repayment

4.1	Scheduled repayments

The Borrower must repay the Loan after the proceeds from the sale of the Los Cerritos store is received, including the agreed interest and bonus to the Lender. If the store is not sold then the loan and interest will become due and payable at the end of the Loan Period.

4.2	Repayment Option

Notwithstanding the provisions of 4.1 above and at the election of the Lender, the lender has the option to require that the Borrower repay the Loan and all interest and bonus accrued on it, by the allocation of common shares of the Borrower at a discount of 25% on the prevailing market share price subject to the Borrower trading on a public Stock Exchange at the time of repayment. The trading price will be determined by taking the average prior 10 days closing price at the time the loan is to be paid.

5	Interest and Bonus

Interest will accrue at the rate of 15% per annum on the value of the loan. A bonus will be paid equal to ¼ of 25% of the profit made on the sale of the store provided the store is sold within the term of the loan.

6	Representations and Warranties

Reliance by the Lender

The Borrower acknowledges that Lender has entered into this agreement upon reliance on the representations and warranties given in this Agreement.

7	Undertakings

7.1	Undertakings by Borrower

Until the Loan including interest is repaid in full, the Borrower undertakes not to enter into any contracts or security instruments which would create or give rise to any lien, charge or any other encumbrance against any of the Borrower’s property or assets, unless the borrower first registers a first charge against the assets of the Los Cerritos store in favour of the lender, and any other lenders advancing money for the construction of the Los Cerritos store.

7.2	Notify Event of Default

The Borrower must notify the Lender, with reasonable details, as soon as it becomes aware of an Event of Default and (if applicable) the steps taken or proposed to be taken to remedy it.

8	Events of Default

8.1	Events of Default

It is an Event of Default:

a)	if the Borrower fails to make payment of the Loan and the interest when same becomes due and payable.
b)

if any representation or warranty contained herein or otherwise made in writing to the Lender’s in connection with any of the transactions contemplated by this Agreement is found to be false or misleading or incorrect in any material respect on the date which it was made

c)	if the Borrower makes a general assignment for the benefit of creditors or is declared bankrupt or admits in writing its inability to pay its debts generally as they become due

8.2

Upon the happening of any Event of Default, the Lender shall be entitled to declare the Loan to be immediately due and payable and may take any action, suit or proceeding for the purpose of recovering the loan.

.
	8.3	Notices
	(a)	Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party:

(1)	Must be sent via mail, or fax to the address as follows;

(A)	if to the Lender

Melt (California) Inc.

14 John Dykes Ave

Vaulcuse, NSW	2030

Australia

(B)	if to the Borrower:

__________________________

__________________________

__________________________

Executed as an agreement:

Signed for and on behalf of the Lender

Clive Barwin – President & CEO

Melt (California) Inc	Witness

Signed for and on Behalf of the Borrower

------------------------------------------------	-------------------------------------------------
Name	Witness